UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
January 17, 2013
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a meeting held on January 17, 2013, the Board of Directors, with the approval of its Independent Directors Committee, amended the Company's Bylaws to (a) remove Section 5.3 (and renumber the subsequent Sections of Article V) and (b) remove from Section 12.1 a statement that Section 5.3 could only be altered, amended or repealed with the approval of the Independent Directors Committee or with the affirmative vote of the holders of a majority of the shares of Class A common stock which are voted with respect to the alteration, amendment or repeal.
Prior to its removal, Section 5.3 required that the Board of Directors appoint an Independent Directors Committee consisting of three or more directors, none of whom was an officer or employee of the Company and none of whom was a security holder, director, officer or employee of LNR Property Corporation (“LNR”) or a subsidiary of LNR, the principal functions of which were to review and approve or disapprove transactions between the Company and its more than 50% owned subsidiaries and LNR or any entity of which LNR owns more than 25% of the equity.
Item 8.01. Other Events.
At a meeting held on January 17, 2013, the Board of Directors voted to continue to have an Independent Directors Committee, but with different functions from those of the Independent Directors Committee that had been required by Section 5.3 of the Bylaws before it was removed from the Bylaws, and adopted a Charter for the Independent Directors Committee.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

3.2.	Bylaws, as amended through January 17, 2013.
99.1.	Charter of Independent Directors Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	Lennar Corporation

	By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	Secretary and General Counsel

Exhibit Index

Exhibit No.	Description of Document

3.2.	Bylaws, as amended through January 17, 2013.
99.1.	Charter of Independent Directors Committee.